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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Tennessee Commerce Bancorp, Inc.:

        We consent to incorporation by reference in this Pre-Effective Amendment No. 1 to the registration statement on Form S-1 of Tennessee Commerce Bancorp, Inc. of our report dated March 9, 2010, with respect to the consolidated balance sheets of Tennessee Commerce Bancorp, Inc. and subsidiaries as of December 31, 2009 and 2008, and the related consolidated statements of income, shareholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2009, which report appears in the December 31, 2009 annual report on Form 10-K of Tennessee Commerce Bancorp, Inc., and to the reference to our firm under the heading "Experts" in the registration statement.

/s/ KraftCPAs PLLC
Nashville, Tennessee
June 30, 2010

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM